Exhibit 99.1

Mid-Con Energy Partners, LP Enters the Eastern Shelf of the Permian Basin with the Acquisition of Mature Oil Properties

DALLAS, October 13, 2014 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) through its wholly owned subsidiary, Mid-Con Energy Properties, LLC, announces that it has entered into a definitive agreement to acquire net proved oil reserves estimated at 6.1 million barrels of oil equivalent for an aggregate purchase price of approximately $120 million. In connection with the acquisition, the Partnership has secured committed bank financing to support the purchase price. The acquisition is subject to customary post-closing adjustments and is expected to close in November 2014, with an effective date of September 1, 2014.

The Eastern Shelf acquisition (“Eastern Shelf”) includes a number of properties covering approximately 18,000 net acres in Coke, Coleman, Fisher, Haskell, Jones, Kent, Nolan, Runnels, Stonewall, Taylor, and Tom Green Counties, Texas. Mid-Con Energy will operate the Eastern Shelf properties and will hold an approximate 96% average working interest across the acquired properties.

“In addition to accretion to our unitholders, other key benefits of this acquisition are scale and organic development potential through both primary and secondary activities,” commented Jeff Olmstead, Mid-Con Energy’s Chief Executive Officer. “Representing greater than 20% of our current enterprise value, the addition of the Eastern Shelf properties will provide additional diversity to our portfolio and represent our entrance into the Permian Basin. In terms of potential, this acreage holds a number of attractive waterflood developments our technical staff are eager to develop.”

EASTERN SHELF ACQUISITION HIGHLIGHTS(1)

•	Mid-Con Energy acquires ~96% average working interest and will assume operatorship upon closing

•	The Eastern Shelf is comprised of ~230 producing wells

•	Reserves ~68% proved developed and ~89% oil with a reserve-to-production ratio of ~14.0 years

•	Net proved reserves of ~6.1 MMboe acquired at ~$19.70 per barrel

•	Average 2Q14 net production of 1,197 Boe/d acquired at ~$100k per flowing Boe

•	Oil production priced at an LTM differential to WTI of -$4.20/Bbl or -4.1%

•	Gas production is liquids rich with an LTM differential to HH of +$2.69/Mcf or +64%

•	Underlying proved developed decline rate projected below 10% per annum

•	Production taxes approximate 4.6%

•	Projected to be immediately accretive to Distributable Cash Flow per unit

(1)	Based on unaudited reserve estimates and preliminary internal assumptions

ABOUT MID-CON ENERGY PARTNERS LP

Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery (“EOR”). Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma, the Gulf Coast and the Hugoton. For more information, please visit Mid-Con Energy’s website at www.midconenergypartners.com.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or “will” or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy’s filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the “Forward Looking Statements” of our public filings.

INVESTOR RELATIONS CONTACT

Krista McKinney

(972) 479-5980

kmckinney@midcon-energy.com

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